As filed with the Securities and Exchange Commission on February 5, 2015

Registration Statement No. 333-198272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIVE OAKS INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-4966519
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number

540 Madison Avenue

19th Floor

New York, New York 10022

(212) 257-5070

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David C. Carroll

Chief Executive Officer and President

540 Madison Avenue

19th Floor

New York, New York 10022

(212) 257-5070

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth G.M. Mason, Esq.
Kaye Scholer LLP

250 West 55th Street

New York, New York 10019-9710
Telephone: (212) 836-8000
Facsimile: (212) 836-8689

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common stock, par value $0.01 per share (“Common Stock”) (2)	3,360,417	$11.23	(3)	$37,737,483	$4,861
Warrants to purchase Common Stock, at an exercise price of $15.75 per share (the “Warrants”)(4)(5)	3,125,000	N/A		N/A	N/A
Common Stock issuance upon exercise of the Warrants(6)	3,125,000	$15.75	(7)	$49,218,750	$6,340
Total					$11,201	(8)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder.

(2)	Represents shares of Common Stock being registered for resale that have been issued to certain of the Selling Stockholders named in this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 14, 2014.

(4)	Represents Warrants being registered for resale that were originally issued in a private placement to certain of the Selling Stockholders.

(5)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Warrants being offered hereby because the Warrants are being registered on the same registration statement as the Common Stock underlying the Warrants.

(6)	Represents shares of Common Stock underlying the Warrants being registered for resale described in footnote 4 above.

(7)	Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed exercise price of the security.

(8)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 5, 2015

PROSPECTUS

Up to 6,485,417 Shares of Common Stock and 3,125,000 Warrants

The prospectus relates to the offer and resale from time to time of up to an aggregate of 6,485,417 shares of our common stock, par value $0.01 per share, and of warrants to purchase 3,125,000 shares of our common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus, or the Selling Stockholders. See “Selling Stockholders.”

The 6,485,417 shares of our common stock offered hereby are comprised of (1) 1,656,250 shares issued in our May 2012 pre-IPO private placement, or 2012 Private Placement, of which 1,562,500 were purchased by XL Investments Ltd, an indirect and wholly owned subsidiary of XL Group plc (NYSE: XL), or XL Investments; (2) 1,666,667 shares purchased by XL Investments concurrently with our initial public offering, or IPO; (3) 37,500 shares issued under the Five Oaks Investment Corp. Manager Equity Plan, or Manager Equity Plan; and (4) 3,125,000 shares issuable by us upon exercise of the warrants to either the Selling Stockholders or persons who acquire warrants from the Selling Stockholders.

Each warrant, or Warrant, is exercisable for one share of our common stock at an exercise price of $15.75 per share and expires on September 29, 2019. The Warrants were issued to XL Investments on September 29, 2012.

 We will not receive any of the proceeds from the sale of the securities being offered and resold by the Selling Stockholders. We will receive the exercise price from any exercise of a Warrant. See “Selling Stockholders” and “Plan of Distribution.”

We cannot predict when or in what amounts the Selling Stockholders may sell any of the securities offered by this prospectus. The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their securities under the heading "Plan of Distribution". We will bear all costs, expenses and fees in connection with the registration of the securities; however, we will not be paying any underwriting discounts or commissions, if any, attributable to the sale or disposition by the Selling Stockholders of the securities in this offering, which will be paid by the Selling Stockholders. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement which will accompany this prospectus.

A prospectus supplement also may add, update or change information contained in this prospectus. Each of the Selling Stockholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents.

Our common stock is traded on the New York Stock Exchange under the symbol “OAKS.” On February 2, 2015 the last reported sales price of our common stock on the New York Stock Exchange was $10.88 per share. The Warrants are not listed, and we do not intend to list the Warrants, on any securities exchange.

We elected to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes, commencing with our short taxable year ended December 31, 2012. To preserve our qualification as a real estate investment trust for federal income tax purposes, among other purposes, we impose certain restrictions on the ownership and transfer of our capital stock. See “Description of our Capital Stock and Warrants— Restrictions on Ownership and Transfer of Our Capital Stock.”

We are an “emerging growth company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves material risks and uncertainties that should be considered. See “Risk Factors” beginning on page 7 of this Prospectus.

You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2015 .

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or the SEC, that covers (1) shares of our common stock held by the Selling Stockholders, (2) shares of our common stock issuable upon exercise of Warrants held by certain Selling Stockholders, (3) Warrants held by certain Selling Stockholders and (4) shares of our common stock issuable upon exercise of Warrants by persons other than the Selling Stockholders. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. Each time securities are offered for sale under this shelf registration statement, we may provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained or incorporated by reference in this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation by Reference of Information Filed with The SEC” and “Where You Can Find More Information.”

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither we nor any other person is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

In this prospectus, except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Five Oaks Investment Corp., a Maryland corporation, and “our Manager” refers to Oak Circle Capital Partners LLC, our external manager. In addition, the following defines certain of the commonly used terms in this prospectus:

“Agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae.

“Fannie Mae” means the Federal National Mortgage Association.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development. Ginnie Mae is a U.S. Government agency.

“mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

“TBAs” means to-be-announced forward contracts. In a TBA, a buyer will agree to purchase, for future delivery, Agency mortgage investments with certain principal and interest terms and certain types of underlying collateral, but the particular Agency mortgage investments to be delivered are not identified until shortly before the TBA settlement date.

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FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking:

•	our business and investment strategy;

•	our projected operating results;

•	our ability to obtain financing arrangements;

•	financing and advance rates for residential mortgage-backed securities, or RMBS, and other mortgage-related investments;

•	our expected leverage;

•	general volatility of the securities markets in which we invest and the market price of our capital stock;

•	our expected investments;

•	interest rate mismatches between RMBS and other mortgage-related investments and our borrowings used to fund such investments;

•	changes in interest rates and the market value of RMBS and other mortgage-related investments;

•	changes in prepayment rates on RMBS;

•	effects of hedging instruments on RMBS and other mortgage-related investments;

•	rates of default or decreased recovery rates on RMBS and other mortgage- related investments;

•	the degree to which any hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT;

•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act;

•	availability of investment opportunities in mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to holders of our capital stock in the future;

•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.
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Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.

All subsequent written forward-looking statements that we make, or that are attributable to us, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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OUR COMPANY

We are a Maryland corporation focused on investing in, financing and managing a leveraged portfolio of mortgage-backed securities, or MBS, including Non-Agency and Agency residential mortgage-backed securities, or RMBS, Multi-Family MBS, residential mortgage loans and other mortgage-related investments, which we collectively refer to as our target assets.

Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. To achieve this objective, we currently, or expect to, invest in the following assets:

•	Non-Agency RMBS, which are RMBS that are not issued or guaranteed by a U.S. Government-sponsored entity;

•	Residential mortgage loans and other mortgage-related investments, including securitizations backed by multi-family mortgage loans, or Multi-Family MBS, and mortgage servicing rights; and

•	Agency RMBS, which are residential mortgage-backed securities, for which a U.S. Government agency such as Ginnie Mae or a federally chartered corporation such as Fannie Mae or Freddie Mac, guarantees payments of principal and interest on the securities;

We finance our current investments in Non-Agency RMBS (including Non-Agency RMBS underlying linked transactions, which are transactions categorized by the initial purchase of RMBS securities and contemporaneous financing with a repurchase agreement with the same counterparty from which the securities were purchased), Multi-Family MBS and Agency RMBS primarily through short-term borrowings structured as repurchase agreements. We finance our investments in residential mortgage loans primarily through short-term borrowings structured as either repurchase agreements or secured loan facilities.

We believe that our hybrid model of investing in Non-Agency RMBS, Agency RMBS and other mortgage-related investments positions us to benefit from anticipated changes in the residential mortgage market in the coming years as the role of U.S. Government-sponsored entities such as Freddie Mac or Fannie Mae is reduced, providing us with attractive investment opportunities across the breadth of the mortgage sector.

We were formed in March 2012 and commenced operations in May 2012 after raising $26.2 million of net proceeds in a private placement. Our common stock is traded on the New York Stock Exchange, Inc., or the NYSE, under the symbol “OAKS”. We are externally managed and advised by Oak Circle pursuant to a management agreement between us and our Manager. Oak Circle, which was formed for the purpose of becoming our Manager, manages us exclusively and, unless and until Oak Circle agrees to manage any additional investment vehicle, it will not have to allocate investment opportunities in our target assets with any other REIT, investment pool or other entity. As our Manager, Oak Circle implements our business strategy, performs investment advisory services and activities with respect to our assets and is responsible for performing all of our day-to-day operations. Oak Circle is an investment adviser registered with the SEC.

We have elected to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended, or Internal Revenue Code, commencing with our short taxable year ended December 31, 2012, and generally are not subject to U.S. federal income taxes on our income to the extent we currently distribute our income to our stockholders and maintain our qualification as a REIT. Maintenance of our qualification as a REIT will depend on our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We also intend to operate our business in a manner that will permit us to maintain our exclusion from registration under the Investment Company Act.

Our Corporate Information

Our principal executive offices are located at 540 Madison Avenue, 19th Floor, New York, New York 10022. Our telephone number is (212) 257-5070. Our website is www.fiveoaksinvestment.com. The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

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OUR PRIVATE PLACEMENTS

We raised $26.2 million of net proceeds in a pre-IPO private placement that closed on May 16, 2012, or the 2012 Private Placement. In our 2012 Private Placement, we agreed to issue to XL Investments the Warrants to purchase our common stock. The Warrants were issued on September 29, 2012 and currently entitle XL Investments, commencing on July 25, 2013 (120 days following the closing of our IPO) until September 29, 2019, to purchase an aggregate of 3,125,000 shares of our common stock at a per share exercise price equal to 105% of the $15.00 IPO price per share of our common stock, or $15.75. See “Description of our Capital Stock and Warrants”.

Concurrently with our IPO which closed in March 2013, we sold 1,666,667 shares of common stock to XL Investments in the IPO Concurrent Private Placement.

In connection with 2012 Private Placement, we entered into a registration rights agreement with certain Selling Stockholders, or the Registration Rights Agreement, pursuant to which, as later amended, we agreed to file this registration statement to register for resale (1) the shares of our common stock (a) sold to certain Selling Stockholders in the 2012 Private Placement, (b) sold to XL Investments in the IPO Concurrent Private Placement and (c) issued to certain Selling Stockholders under the Manager Equity Plan; (2) the Warrants sold to XL Investments in the 2012 Private Placement; and (3) the shares of common stock underlying the Warrants.

THE OFFERING

Warrants Offered	Warrants to purchase 3,125,000 shares of common stock

Common Stock Offered by the Selling Stockholders	6,485,417 shares of our common stock, comprised of 3,360,417 shares held by the Selling Stockholders and 3,125,000 shares issuable upon exercise of the Warrants by the Selling Stockholders. If a Warrant is acquired in this offering and exercised by someone who is not a Selling Stockholder, such person will be issued registered shares of common stock by the Company.

Exercise Price	Each Warrant entitles its holder, or Warrantholder, to purchase one share of our common stock at an exercise price of $15.75, subject to adjustments as described below.

Exercise Period	Each Warrant is exercisable at any time on or prior to the close of business on September 29, 2019.

Use of Proceeds	We will not receive any proceeds from the resale by the Selling Stockholders of the common stock or the Warrants. Also, we will not receive proceeds from the issuance of common stock upon the exercise of a Warrant by any Warrantholder; however, upon exercise of a Warrant, the Warrantholder will pay us the exercise price of $15.75 per share, subject to certain adjustments described under “Description of our Capital Stock and Warrants— Warrants— Adjustments.” See “Use of Proceeds.”

NYSE	Our common stock is listed on the NYSE under the symbol “OAKS”.

Tax Consequences	For a discussion of certain U.S. federal income tax consequences with respect to the ownership, exercise and disposition of the Warrants and the common stock, see “Certain U.S. Federal Income Tax Considerations.”

Other Terms of the Warrants

Adjustments	The exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of the Warrants are subject to adjustment, subject to certain exceptions, upon (a) payment of a dividend or distribution on our common stock in shares of common stock, (b) subdivision of the common stock, (c) consolidation of the common stock, (d) reclassification of the common stock, (e) merger or other business combination transactions of the Company and (f) distributions to holders of common stock of debt, assets, subscription rights or convertible securities. See “Description of our Capital Stock and Warrants— Warrants— Adjustments.”

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Limitations on Exercise	No holder of our capital stock or of the Warrants may beneficially or constructively own more than 9.8% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of our common stock issuable upon exercise of the Warrants) without the prior approval by our board of directors. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limitation. For additional information on the ownership restrictions of our capital stock, please see “Description of our Capital Stock and Warrants— Restrictions on Ownership and Transfer of Our Capital Stock.”

Warrantholder not a Stockholder	Prior to the exercise of a Warrant, a Warrantholder will not have or exercise any rights as a stockholder by virtue of its ownership of a Warrant.

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus and the risk factors discussed in any prospectus supplement and in our current and future SEC filings that are incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in the Warrants or the common stock.

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RISK FACTORS

Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider all of the information contained or incorporated by reference into this prospectus, including the risk factors and other information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended and supplemented from time to time, as updated by those risk factors included in our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC under the Securities Exchange Act of 1934, as amended , or the Exchange Act (which information is incorporated by reference in this prospectus). For a description of the reports and documents incorporated by reference into this prospectus, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC” below. Any one of the risks discussed could cause actual results to differ materially from expectations and could materially and adversely affect our business, financial condition, tax status and results of operations. Additional risks and uncertainties not currently known to us or not identified, may also materially and adversely affect our business, financial condition, tax status and results of operations.

Risks Related to the Common Stock

See “Risk Factors—Risks Related to Our Common Stock” in our most recent Annual Report on Form 10-K, as amended and supplemented from time to time.

Risks Related to the Warrants

The Warrants are a risky investment. You may not be able to recover the value of your investment in the Warrants, and the Warrants may be worthless when they expire.

On February 2, 2015 the last reported sales price of our common stock on the NYSE was $10.88 per share. This is less than the exercise price. In order for you to recover the value of your investment in the Warrants, either a trading market must develop for the Warrants or our stock price must be more than the exercise price of the Warrants ($15.75).

The Warrants are exercisable only until September 29, 2019. Generally, the amount of time until expiration is a component of the value of option securities such as the Warrants and, as the amount of time until the expiration of the Warrants decreases, the market price of the Warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the Warrants are exercisable, you will likely not be able to recover the value of your investment in the Warrants. In addition, as long as our common stock price is below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment.

There is and may well be no active trading market for the Warrants.

There has not been and there currently is no established trading market for the Warrants. We have not applied and do not intend to apply for listing of the Warrants on any national securities exchange. We cannot assure you as to the development or liquidity of any market for the Warrants, the ability of the holders of the Warrants to sell the Warrants or any portion thereof or the price at which holders would be able to sell the Warrants or any portion thereof. The trading price of the Warrants will depend on a number of factors, including but not limited to:

•	the number of Warrants that the Selling Stockholders elect to sell in this offering;

•	the number of holders of the Warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Warrants; and

•	the trading price of our common stock.
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In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, could materially and adversely affect the price of the Warrants.

The market price of the Warrants will be directly affected by the trading price of our common stock, which may continue to be volatile.

To the extent a secondary market develops for the Warrants, the trading price of our common stock will significantly affect the market price of the Warrants. This may result in greater volatility in the market price of the Warrants than would be expected for warrants to purchase securities other than common stock. The trading price of our common stock has been and continues to be subject to significant fluctuations due to factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the trading price of our common stock, and, in turn, in the market price of the Warrants. Our common stock price could also be affected by possible sales of common stock by investors who view the Warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the Warrants.

Purchasers of Warrants who exercise their Warrants for shares of common stock may incur immediate and future dilution.

Upon exercise of your Warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your Warrants at the time is higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the Warrants and described in this prospectus, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under the Manager Equity Plan.

The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant in connection with an anti-dilutive adjustment event may not adequately compensate you for any lost value of your Warrants as a result of such event.

Pursuant to the terms of the Warrants, as set forth in the form of Warrant, under certain circumstances, we will adjust the exercise price for Warrants and the number of shares of common stock underlying each Warrant in connection with such an adjustment event. The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant will be determined based on the date on which the adjustment event occurs or becomes effective. The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant in connection with an adjustment event may not adequately compensate you for any lost value of your Warrants as a result of such dilutive event. “Description of our Capital Stock and Warrants— Warrants— Adjustments.”

The form of Warrant is not an indenture qualified under the Trust Indenture Act and does not provide for the appointment of a Warrant agent.

The form of Warrant is not an indenture qualified under the Trust Indenture Act of 1939, as amended, or the TIA, and, as a result, holders of Warrants will not have the benefits of the protections of the TIA.  In addition, the form of Warrant does not provide for the appointment of a Warrant agent. Accordingly, it may be difficult for holders of Warrants, acting individually or collectively, to take actions to enforce their rights under the Warrants; such difficulties should be expected to increase as the number of holders of Warrants increases.

Owning and exercising the Warrants may result in adverse income tax consequences for the holder.

You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an exercise of the Warrants and ownership of common stock, as well as the possibility of taxable income resulting from certain changes in the exercise price of the Warrants, such as upon adjustment as described in “Description of our Capital Stock and Warrants— Warrants— Adjustments,” or failure to make a change in the exercise price. A discussion of certain United States federal income tax consequences of ownership of the Warrants and common stock received upon an exercise of a Warrant is contained under the heading “Certain U.S. Federal Income Tax Considerations.”

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The Warrants may have no value in a bankruptcy.

In the event of a bankruptcy or reorganization or other insolvency proceeding by or against us, the unexercised Warrants may be deemed to be executory contracts subject to rejection by us with approval of the bankruptcy court. As a result, even if sufficient funds are available, holders of the outstanding Warrants may not be entitled to receive any consideration or may receive less than they would be entitled to if they had exercised their Warrants prior to the commencement of such bankruptcy or reorganization. In addition, in the event of a bankruptcy or reorganization or other insolvency proceeding, the common stock underlying the Warrants may have little or no value.

We may be deprived of favorable opportunities to secure additional equity capital due to the Warrantholders' ability to exercise their Warrants.

For the life of the Warrants, the Warrantholders are given the opportunity to profit from the rise in the market value of shares of our common stock, if any, at the expense of the common stockholders, and we might be deprived of favorable opportunities to secure additional equity capital, if it should then be needed, for the purpose of our business. A Warrantholder may be expected to exercise the Warrants at a time when we, in all likelihood, would be able to obtain equity capital, if we needed capital then, by a public sale of a new offering on terms more favorable than those provided in the Warrants.

Until the exercise of our Warrants, holders of these securities do not have identical rights as holders of our common stock, but they will be subject to all changes made with respect to our common stock.

Holders of Warrants are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but they will be subject to all changes affecting our common stock. Holders of our Warrants will have rights with respect to our common stock only if they receive our common stock upon exercise of the Warrants and only as of the date when such holder becomes a record owner of the shares of our common stock upon such exercise. For example, with respect to Warrants, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date a Warrantholder is deemed to be the owner of the shares of our common stock due upon exercise of the Warrants, the exercising Warrantholder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The Warrants do not automatically exercise, and any Warrant not exercised on or prior to the expiration date will expire unexercised.

The Warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof. Any Warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock. The Warrants do not provide for “cashless exercise.”

Your return on the Warrants will not reflect dividends on our common stock.

Your return on the Warrants will not reflect the return you would realize if you actually owned shares of our common stock and received the dividends paid on our common stock other than to the extent described below under “Description of the our Capital Stock and Warrants— Warrants— Adjustments.”

USE OF PROCEEDS

We will not receive any proceeds from the resale by the Selling Stockholders of the common stock or the Warrants. Also, we will not receive proceeds from the issuance of common stock upon the exercise of a Warrant by any Warrantholder. However, upon exercise of a Warrant, the Warrantholder will pay us the exercise price of $15.75 per share, subject to certain adjustments described under “Description of our Capital Stock and Warrants— Warrants— Adjustments.”

We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933, as amended, or the Securities Act, of the shares of our common stock and of the Warrants being registered hereby, including, without limitation, all registration, filing and qualification fees, SEC and state “Blue Sky” filings, printers’ and accounting fees (including the cost of “cold comfort” letters, if required), fees and disbursements of our counsel and fees and disbursements of one counsel for all the Selling Stockholders. The Selling Stockholders will pay underwriting discounts and commissions, if any, attributable to the sale by the Selling Stockholders of the shares of common stock or of the Warrants registered hereby.

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RELATIONSHIP WITH THE XL GROUP OF COMPANIES

XL Investments, an indirect wholly owned subsidiary of XL Group plc, purchased $25.0 million of our shares in the 2012 Private Placement, and we agreed to also issue to XL Investments or its direct and indirect transferees Warrants to purchase our common stock. The Warrants were issued on September 29, 2012 and entitle XL Investments, until September 29, 2019, to purchase an aggregate of 3,125,000 shares of our common stock at a per share exercise price of $15.75, or 105% of our March 2013 initial public offering, or IPO, price. As part of its investment in May 2012, XL Investments also agreed to make an additional investment in us of up to $25.0 million, subject to certain conditions and over a period of time. The conditions were deemed satisfied upon the closing of our IPO, and accordingly XL Investments accelerated the timing of its investment and bought $25.0 million of our common stock in a concurrent private placement at the IPO price, or 1,666,667 shares. As of February 2, 2015, XL Investments, together with XL Global, Inc., also an indirect wholly owned subsidiary of XL Group, plc, owned 22.99% of our common stock (35.66% after giving effect to the exercise of Warrants owned by XL Investments in full, which became exercisable on July 25, 2013 (120 days following the closing of our IPO)). Because of its significant ownership of our common stock, XL Investments will have the ability to influence the outcome of matters that require a vote of our stockholders, including a change of control.

We have agreed with XL Investments that, for so long as XL Investments and any other of the XL group of companies collectively beneficially own at least 9.8% of our issued and outstanding common stock (on a fully diluted basis), XL Investments will have the right to appoint an observer to attend all board meetings but such observer will have no right to vote at any board meeting. The board observer will be indemnified by us to the same extent as our directors.

Our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limitation.

Our Manager is majority owned by its employees (including all of our officers) with a minority stake held by XL Global, an indirect wholly owned subsidiary of XL Group plc. XL Global made a strategic investment in our Manager in March 2012 and currently owns a 34.6% equity interest in our Manager. As a result of such investment, representatives of XL Global are members of the management committee of our Manager. The investment management professionals of our Manager are solely responsible for all decisions involving the acquisition, disposition, financing and hedging of our target assets. None of the XL group of companies nor any of their officers, directors or employees participate in these decisions.

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SELLING STOCKHOLDERS

When we refer to the “Selling Stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others successors-in-interest who may subsequently hold any of the Selling Stockholders’ interests other than through a public sale.

The table below, including the footnotes, lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each of the Selling Stockholders based in part on information provided to us by the Selling Stockholders.

Because the Selling Stockholders may offer all, some or none of the shares of the common stock or Warrants pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares of our common stock or Warrants, no definitive estimate can be given as to the amount of shares of our common stock and Warrants that will be held by the Selling Stockholders after completion of the offering to which this prospectus relates. The following table has been prepared assuming that the Selling Stockholders sell all of the shares of our common stock and Warrants beneficially owned by them that have been registered by us pursuant to this prospectus and do not acquire nor dispose of any additional shares of stock, or right to purchase other shares, of our common stock after the date on which they provided the information set forth in the table below.

In accordance with SEC rules, beneficial ownership includes: all shares of common stock the stockholder actually owns beneficially or of record; all shares of common stock over which the stockholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and all shares of common stock the stockholder has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days). The percentages below are based on 14,718,750 shares of common stock outstanding as of February 2, 2015 unless otherwise specified.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of their shares of our common stock or Warrants. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock or Warrants in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Except as indicated in the footnotes to the table below, the business address of each of the stockholders listed below is the address of our principal executive office, 540 Madison Avenue, 19th Floor, New York, New York 10022.

Beneficial Ownership Table

Name and Address	Shares of Common Stock Owned Prior to Offering		Percent	Shares Being Registered	Percentage Beneficial Ownership After Offering
XL Investments Ltd(1)	6,354,167	(3)	35.61%	6,354,167	-
XL Global, Inc.(2)	8,175		*	8,175	-
David C. Carroll(4)	42,955	(5)	*	37,455	*
Kian Fui (Paul) Chong(6)	16,149		*	8,495	*
Darren Comisso(7)	38,451		*	23,951	*
Neil A. Cummins(8)	11,531		*	3,000	*
Thomas Flynn(9)	18,305		*	16,355	*
William Houlihan(10)	13,000		*	3,000	*
David Oston(11)	30,253		*	24,969	*
Thomas M. Pearce(12)	6,500		*	3,000	*
Wilson Pringle(13)	2,225		*	1,425	*
Sean Quinn(14)	2,925		*	1,425	*

* Represents less than 1% of the shares of capital stock outstanding.

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(1) XL Investments is the record owner of 6,354,167 shares of common stock.  XL Group Investments Ltd serves as investment manager to XL Investments and has voting and dispositive power as to the shares of common stock held by XL Investments.  XL Insurance (Bermuda) Ltd directly owns all of the equity interests of XL Investments and indirectly owns all of the equity interests of XL Group Investments Ltd and may also be deemed to beneficially own the shares of common stock held by XL Investments.  XL Group plc is the ultimate parent holding company of each of XL Investments, XL Insurance (Bermuda) Ltd and XL Group Investments Ltd.  XL Group plc is an Irish public limited company whose ordinary shares are listed on the NYSE. The address for XL Investments, XL Insurance (Bermuda) Ltd and XL Group Investments Ltd is One Bermudiana Road, Hamilton HM08, Bermuda.  See “Relationships with the XL Group of Companies.”

(2) XL Global is the record owner of 8,175 shares of common stock.  XL Group Investments LLC serves as investment manager to XL Global and has voting and dispositive power as to the shares of common stock held by XL Global.  XL Insurance (Bermuda) Ltd indirectly owns all of the equity interests of XL Global and XL Group Investments LLC and may also be deemed to beneficially own the shares of common stock held by XL Global.  XL Group plc is the ultimate parent holding company of each of XL Global, XL Insurance (Bermuda) Ltd and XL Group Investments LLC.   XL Group plc is an Irish public limited company whose ordinary shares are listed on the NYSE.  The address for XL Global and XL Group Investments LLC is 1540 Broadway, 25th Floor, New York, NY 10036.  See “Relationships with the XL Group of Companies.”

(3) Includes 3,125,000 shares of common stock issuable upon the exercise of Warrants owned by XL Investments.

(4) David C. Carroll is our, and our Manager’s, President, Chief Executive Officer and Chairman of the Board.

(5) Includes 1,922 shares of common stock held in trusts for each of Mr. Carroll’s two daughters.

(6) Kian Fui (Paul) Chong is our, and our Manager’s, Chief Investment Officer.

(7) Darren Comisso is a Managing Director of our Manager

(8) Neil A. Cummins serves as a member of our Board of Directors.

(9) Thomas Flynn is a Managing Director of our Manager.

(10) William Houlihan serves as a member of our Board of Directors.

(11) David Oston is our, and our Manager’s, Chief Financial Officer, Secretary and Treasurer. He also serves as a member of our Board of Directors.

(12) Thomas M. Pearce serves as a member of our Board of Directors.

(13) Wilson Pringle is an employee of our Manager.

(14) Sean Quinn is an employee of our Manager.

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DESCRIPTION OF OUR CAPITAL STOCK AND WARRANTS

The following is a summary of (1) the rights and preferences of our common stock, authorized but unissued preferred stock and Warrants and (2) the related provisions of our charter and bylaws. While we believe that the following description covers the material terms of such capital stock and other securities, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter, bylaws and form of Warrant and the other documents we refer to for a more complete understanding of our capital stock and other securities. Copies of our charter, bylaws and form of Warrant are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of February 2, 2015, 17,843,750 shares of our common stock and 1,610,000 shares of Series A Preferred Stock were issued and outstanding on a fully diluted basis. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Common Stock

Voting rights

Subject to the provisions of our charter restricting the transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a plurality of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election.

In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two- thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that such matters may be approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, except for amendments to our charter relating to restrictions on transfer and ownership of shares, removal of directors or the voting requirement relating to these actions which require the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. This may discourage others from entering into such transactions with us and increase the difficulty of consummating any such transaction.

Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (1) the charter of the successor is not amended other than in certain minor respects (such as the name of the successor) and (2) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

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Dividends, liquidation and other rights

All of our outstanding shares of common stock are duly authorized, fully paid and non-assessable. Holders of our shares of common stock are entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of our shares of common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

Preferred Stock

Our charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Warrants

On September 29, 2012, we issued Warrants to XL Investments to purchase 3,125,000 shares of our common stock. The following is a brief summary of certain provisions of the Warrants and does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is filed with the SEC together as an exhibit to the registration statement of which this prospectus forms a part.

Exercise of Warrants

The exercise price of the Warrants is $15.75, or 105% of the $15.00 IPO price per share of our common stock. The exercise price is subject to adjustment as described below under “—Adjustments.” The Warrants became exercisable on July 26, 2013 (120 days following the closing of our IPO) and will expire at the close of business on September 29, 2019, or the seventh anniversary of the date of the issuance. The Warrants have not been registered under the Securities Act and the Warrants may only be transferred pursuant to a registration statement filed under the Securities Act, or an exemption from such registration. The Warrants and the shares of common stock into which the Warrants are exercisable are being registered pursuant to the terms of the Registration Rights Agreement.

Upon receipt of payment of the exercise price and the applicable Warrant, together with a form of election attached thereto, properly completed and duly executed at our office, we will, within a reasonable time, forward the shares of our common stock issuable upon exercise of the Warrants. Payment may be made in cash or by certified bank check or by wire transfer of funds to an account designated by us for such purpose. The Warrants do not provide for “cashless” exercise.

Adjustments

The exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of the Warrants are subject to adjustment from time to time as set forth below.

•	If we pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock, then (1) the exercise price in effect immediately prior to the date on which such change becomes effective will be adjusted by multiplying such exercise price by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately prior to such change and the denominator of which will be the number of shares of our common stock outstanding immediately after giving effect to such change, and (2) the number of shares of our common stock purchasable upon exercise of the Warrants will be adjusted by multiplying the number of shares of our common stock purchasable upon exercise of the Warrants immediately prior to (but not including) the date on which such change becomes effective by a fraction, the numerator of which will be the exercise price in effect immediately prior to (but not including) the date on which such change becomes effective and the denominator of which will be the exercise price in effect immediately after giving effect to such change, calculated in accordance with clause (1) above. These adjustments will be made successively whenever any event listed above shall occur.
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•	If any (1) capital reorganization or reclassification of our capital stock, (2) consolidation or merger of us with another entity in which we are not the survivor, (3) sale, transfer or other disposition of all or substantially all of our assets to another entity or (4) purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other shares of stock, securities or assets and such offer has been accepted by the holders of 50% or more of our outstanding common stock (we refer to each of such transactions as a Fundamental Transaction) is effected, then, as a condition of such Fundamental Transaction, lawful and adequate provision will be made whereby each Warrantholder shall have the right to purchase and receive upon the basis and in lieu of the shares of our common stock immediately issuable upon exercise of the Warrants, the highest amount of such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock immediately up to that time issuable upon exercise of the Warrants, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions in the Warrants will be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise. We will not consummate any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than us) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Warrantholder such shares of stock, securities or assets as each Warrantholder may be entitled to purchase, and the other obligations under the Warrants. The provisions of this paragraph will similarly apply to any successive Fundamental Transactions.

•	If we fix a payment date for the making of a distribution to all holders of our common stock of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in the first bullet point above), or subscription rights or warrants, the exercise price to be in effect after such payment date will be determined by multiplying the exercise price in effect immediately prior to (but not including) such payment date by a fraction, the numerator of which will be the total number of shares of our common stock outstanding multiplied by the Market Price (as defined in the Warrants) per share of our common stock immediately prior to (but not including) such payment date, less the fair market value (as determined by our board of directors in good faith) of such assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such Market Price per share of our common stock immediately prior to (but not including) such payment date. These adjustments will be made successively whenever such a payment date is fixed.

•	Upon the occurrence of any event requiring an adjustment of the exercise price as described above, we will promptly give written notice to each Warrantholder, stating the adjusted exercise price and the adjusted number of shares of our common stock resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation was based.

Limitations on exercise

Each Warrant contains restrictions on the number of shares of our common stock that may be acquired by the Warrantholder upon an exercise of the Warrant. No holder of our capital stock or of the Warrants may beneficially or constructively own more than 9.8% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of our common stock issuable upon exercise of the Warrants) without the prior approval by our board of directors. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limitation. For additional information on the ownership restrictions of our capital stock, please see “—Restrictions on Ownership and Transfer of Our Capital Stock.”

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No rights as stockholder

Prior to the exercise of a Warrant, a Warrantholder will not have or exercise any rights as a stockholder by virtue of its ownership of a Warrant.

Restrictions on Ownership and Transfer of our Capital Stock

In order to maintain our qualification as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2012, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2012, during the second half of each taxable year no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter prohibits, with certain exceptions described below, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Pursuant to our charter, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.

Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to maintain our REIT qualification and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us (or, in the case of such a proposal or attempted transaction, give at least 15 days prior written notice) with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the 9.8% ownership limit. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limit. As of February 2, 2015, XL Investments owns 21.94% of our common stock (35.61% after giving effect to the exercise of Warrants owned by XL Investments in full, which became exercisable on July 25, 2013 (120 days following the closing of our IPO)).

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Any purported transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions (other than a transfer that would result in our capital stock being owned by fewer than 100 persons, which shall be void ab initio) will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid concurrently to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding shares of capital stock, including shares of our common stock and Series A Preferred Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner and beneficial or constructive owners shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our equity securities or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer and Trust Company.

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CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND

OUR CHARTER AND BYLAWS

The following summary description of certain provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Our board is currently composed of five directors—two of whom are affiliated and three of whom are independent. Our charter and bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship and until a successor is duly elected and qualifies.

We have agreed with XL Investments that, for so long as XL Investments and any other of the XL group of companies collectively beneficially own at least 9.8% of our issued and outstanding common stock (on a fully diluted basis), XL Investments will have the right to appoint an observer to attend all board meetings but such observer will have no right to vote at any board meeting.

Pursuant to our bylaws, each of our directors is elected by a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present. Each outstanding share, regardless of class, is entitled to one vote. Directors are elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board of directors.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any member of the XL group of companies, the parent of which is XL Group plc. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations with the XL group of companies. As a result, the members of the XL group of companies may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. However, our board of directors may repeal or modify this exemption at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and the XL group of companies. In addition, pursuant to the statute, our board of directors has by resolution irrevocably exempted from the business combinations provisions of the MGCL the issuance of shares of common stock to any member of the XL group of companies in connection with the exercise of the Warrants issued to XL Investments on September 29, 2012. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

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Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

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•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, president, chief executive officer, or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, president, chief executive officer, or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on transfer and ownership of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution

Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

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Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
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•	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to maintain our REIT qualification.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in stock of Five Oaks Investment Corp. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Five Oaks Investment Corp.,” “we,” “our” and “us” mean only Five Oaks Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies and REITs, and each of their shareholders;

•	controlled foreign corporations and passive foreign investment companies, and each of their shareholders;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts and their partners and beneficiaries;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	U.S. expatriates,

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. investors.

This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of beneficial owners of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular beneficial owner of holding our stock will depend on the beneficial owner’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

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Taxation of Five Oaks Investment Corp.

We have elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012. We believe that we have been organized and that we have operated, and we intend to continue to operate, in such a manner so that we qualified, and will continue to qualify, for taxation as a REIT under the applicable provisions of the Internal Revenue Code.

The law firm of Kaye Scholer LLP has acted as our tax counsel in connection with this offering. In connection with this prospectus, we are receiving an opinion of Kaye Scholer LLP to the effect that, commencing with our taxable year ended December 31, 2012, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to maintain our qualification and taxation as a REIT for subsequent years. It must be emphasized that the opinion of Kaye Scholer LLP is based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by us regarding our organization, assets, and income, and the conduct of our business operations. While we intend to continue to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kaye Scholer LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Kaye Scholer LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Kaye Scholer LLP. Our ability to maintain our REIT qualification also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for qualification—General.” While we believe we have operated, and intend to continue to operate, so that we qualified, and will continue to qualify, as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to qualify.”

Provided that we maintain our qualification as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a current maximum U.S. federal income tax rate of 20% (the same rate applicable to long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See “—Taxation of stockholders—Taxation of taxable U.S. stockholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of stockholders—Taxation of taxable U.S. stockholders—Distributions.”

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Even if we maintain our qualification as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited transactions,” and “—Foreclosure property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but our income from the sale or operation of the property may be subject to U.S. federal income tax at the highest rate applicable to corporations (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest rate applicable to corporations (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years) and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary as defined under Section 856(l) of the Internal Revenue Code, or TRS, that do not reflect arm’s-length terms. In addition, the earnings of TRSs are subject to U.S. federal income tax.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to U.S. federal income tax on such appreciation at the highest rate then applicable to corporations if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation; and

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•	We generally will be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in a real-estate mortgage investment conduit as defined under Section 860D of the Internal Revenue Code, or REMIC, to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an equity interest in a taxable mortgage pool through a TRS, we will not be subject to this tax.

In addition, we may be subject to a variety of taxes, including state, local, and non-U.S. income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a U.S. corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

7.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

8.	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2012). We believe that we have previously issued stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stocks. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury Department regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby will satisfy this requirement.

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Effect of subsidiary entities

Ownership of partnership interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Department regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership, as described in the Internal Revenue Code). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any subsidiary partnership will be treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to maintain our REIT qualification, even though we may have no control or only limited influence over the partnership.

Disregarded subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset tests” and “—Income tests.”

Taxable subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. The REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless it and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal income tax on its earnings, which may reduce the cash flow that the REIT and its subsidiaries generate in the aggregate, and may reduce the REIT’s ability to make distributions to its stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to it is an asset in its hands, and a REIT treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect a REIT’s income and asset test calculations, as described below. Because a REIT does not include the assets and income of TRSs or other taxable subsidiary corporations in determining its compliance with the REIT requirements, it may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. For example, a REIT may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or gain from sales of assets held for sale to customers or to conduct activities that, if conducted by the REIT directly, would be treated in its hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of U.S. federal income taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

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Income tests

In order to maintain our REIT qualification, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property” (generally, rents for use of real property, but not including certain contingent and related party rents), dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.

As indicated above, for purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan (or, as discussed further below, in the event of a “significant modification,” the date we modified the loan), the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage that is secured by both real property and other property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined as of (i) the date we committed to acquire the loan or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, and the denominator of which is the highest “principal amount” of the loan during the year. IRS Revenue Procedure 2011-16 interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above.

Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify a loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it is significantly modified. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

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To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

We invest in Agency and Non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. These mortgage-backed securities typically are treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount, on such mortgage loans are qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests are generally treated as qualifying income for purposes of the 75% and the 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

We may hold certain participation interests, including B Notes, in mortgage loans. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to maintain our REIT qualification.

We purchase Agency RMBS through “to be announced” forward contracts or TBAs and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We do not treat these items as qualifying for purposes of the 75% gross income test and will not do so unless we receive reasoned, written opinion of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs is limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect to have significant income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to maintain our REIT qualification if such income when added to any other non-qualifying income exceeded 25% of our gross income.

We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities “sold” pursuant thereto. We believe that we are treated for REIT income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to maintain our REIT qualification.

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Dividend income. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, are qualifying income for purposes of both the 95% and 75% gross income tests.

Interest apportionment and REMICs. The interest apportionment tax rules provide that, if a mortgage is secured by both real property and other property, the REIT is required to apportion its annual interest income between the portion attributable to a mortgage on the real property and the portion attributable to other property (which is not treated as mortgage interest). The interest apportionment tax regulations apply only if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value is taken into account in our underwriting process.

In addition, the Internal Revenue Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purpose of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purpose of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we are treated as receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the recently expanded Home Affordable Refinance Program, or HARP program, the IRS recently issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if (1) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (2) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy this test.

Fee income. Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Hedging transactions. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

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Rents from real property. Rents we receive for the use of real property generally will qualify as “rents from real property” (which may be received, if at all, only in respect of any property securing a loan that we invest in should we have to foreclose on such property) in satisfying the gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant generally will not qualify as “rents from real property” in satisfying the gross income tests if we, or an actual or constructive owner of 10% or more of our stock, actually or constructively owns 10% or more of such tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” generally we must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor.

Failure to satisfy the gross income tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still maintain our qualification as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Treasury Department regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to maintain our qualification as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Timing differences between receipt of cash and recognition of income. Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may continue to acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, as a result of our ownership of certain mortgage-backed securities, we may be treated for tax purposes as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes.

Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

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In addition, as a result of our ownership of certain mortgage-backed securities, we may be treated for tax purposes as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable U.S. Treasury Department regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the TRS’s tax basis in the instrument.

In addition, in the event mortgage-backed securities, or any debt instruments we are treated for tax purposes as holding as a result of our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to potential timing differences between income recognition and cash receipts, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual distribution requirements.”

Asset tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets.

First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. If a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan, or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the loan will be a non-qualifying asset for purposes of the 75% asset test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan on the date we agreed to acquire or originate the loan (or, in the event of a significant modification, the date we modified the loan) or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. In addition, IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the 75% asset test in connection with a loan modification, if the loan modification is (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either value (“10% of value asset test”) or voting power. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% of value asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% of value asset test, the determination of our interest in the assets of a partnership (or entity treated as a partnership for tax purposes) in which we own an interest will be based on our proportionate interest in any securities issued by the partnership (or entity treated as a partnership for tax purposes), excluding for this purpose certain securities described in the Internal Revenue Code.

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Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% of value asset test, as explained below).

Certain securities will not cause a violation of the 10% of value asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a “controlled taxable REIT subsidiary,” as defined in the Internal Revenue Code, of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% of value asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income tests.” In applying the 10% of value asset test, a debt security issued by a partnership is not taken into account to the extent of the REIT’s proportionate interest, if any, in the equity and debt securities issued by that partnership.

We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. These securities typically are treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

In the case of mortgage-backed securities treated as interests in a REMIC, such interests generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset tests. In connection with the recently expanded HARP program, the IRS recently issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. For this purpose, a REMIC is an “eligible REMIC” if (1) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (2) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of our interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests. The remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. See “—Taxable mortgage pools and excess inclusion income.”

We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities “sold” pursuant thereto. We believe that we are treated for REIT asset test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to maintain our REIT qualification.

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We purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we do not treat TBAs as such, and we will not do so unless we receive reasoned, written opinion of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. Consequently, our ability to purchase TBAs is limited. No assurances can be given that the IRS will treat TBAs as qualifying assets. We do not expect that a significant portion of our assets will be comprised of TBAs, and therefore we do not expect any TBAs to adversely affect our ability to meet the 75% asset test. In the event that TBAs were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to maintain our REIT qualification if such assets when added to any other non-qualifying assets exceeded 25% of our gross assets.

We expect that the assets comprising our mortgage related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable rate applicable to corporations (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any investments in TBAs, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual distribution requirements

In order to maintain our REIT qualification, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

1.	the sum of

a.	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

b.	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

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2.	the sum of specified items of non-cash income that exceeds a certain percentage of our income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if such distributions are declared before we timely file our tax return for the year and are paid with or before the first regular dividend payment after such declaration (provided that such payment is made during the 12-month period following the close of such taxable year). These latter distributions are taxable to our stockholders in the year in which they are paid, even though these latter distributions relate to our prior taxable year for purposes of the 90% distribution requirement. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate income tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit or refund, as the case may be, for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of stockholders—Taxation of taxable U.S. stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods), plus (b) the amounts of income we retained and on which we have paid U.S. federal income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

As discussed above under “—Income tests—Timing differences between receipt of cash and recognition of income,” it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non- cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income and would be required to satisfy the tax liability associated with the dividend with cash from other sources including sales of our stock. Both a taxable stock dividend and sale of stock resulting from such dividend could adversely affect the price of our stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

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Prohibited transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us (or a lower tier partnership in which we own an equity interest) or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or primarily for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held as inventory or primarily for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. In particular, there is a risk that certain loans that we are treating as owning for U.S. federal income tax purposes and property received upon foreclosure of these loans will be treated as held primarily for sale to customers in the ordinary course of business. Although we expect to avoid the prohibited transactions tax by contributing those assets to one of our TRSs and conducting the marketing and sale of those assets through that TRS, no assurance can be given that the IRS will respect the transaction by which those assets are contributed to our TRS. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage- backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test, but if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the IRS. This grace period terminates, and foreclosure property ceases to be foreclosure property, on the first day occurring : (i) on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for the purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test; (ii) on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or (iii) which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

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Derivatives and hedging transactions

We enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Treasury Department regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury Department regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

An entity, or a portion of an entity, may be classified as a pool as defined under Section 7701(i) of the Internal Revenue Code, or TMP, if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity (or such portion of the entity) would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below. Specifically, we may securitize mortgage-backed securities that we acquire and such securitizations may result in us owning interests in a TMP.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. Specifically, the TMP is not treated as a corporation that is subject to U.S. federal income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement could be treated as “excess inclusion income.” The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders.

See “—Taxation of stockholders.” To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is a “disqualified organization” (i.e., that is not subject to unrelated business income tax, such as a government entity or charitable remainder trust), the REIT may be subject to U.S. federal income tax on this income at the highest rate applicable to corporations (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. U.S. Treasury Department regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual distribution requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

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To the extent that our stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a U.S. federal income tax at the highest rate applicable to corporations (currently 35%) on the portion of our excess inclusion income allocable to our stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our stock will be subject to U.S. federal income tax at the highest rate applicable to corporations (currently 35%) on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal income tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

Investments in asset-backed securities, or ABS, generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we will be limited in our ability to invest in such assets.

Failure to qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income tests” and “—Asset tests.”

If we fail to maintain our qualification for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current or accumulated earnings and profits, distributions to most U.S. stockholders (as defined below) that are U.S. individuals, trusts and estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of taxable U.S. stockholders and U.S. holders of Warrants

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to U.S. stockholders and U.S. holders of Warrants who are not tax-exempt stockholders or tax-exempt holders of Warrants. A “U.S. stockholder” is a beneficial owner of our stock, and a “U.S. Warrantholder” is a beneficial owner of our Warrants, who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock and/or Warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock and Warrants.

The following summary assumes that the Warrants are treated as such, and not as common stock, for U.S. federal income tax purposes. No assurances can be made in this regard. The tax considerations discussed below with respect to the Warrants would be different if the Warrants were treated as common stock.

Taxation of taxable U.S. stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to any of our preferred stock (including the Series A Preferred Stock), and then to distributions with respect to our common stock.

With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder that receives such distribution has held its stock. If, for any taxable year, we designate as capital gain dividends any portion of the distributions paid for the year, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to beneficial owners of our common stock will be the amount so designated multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Internal Revenue Code) paid to beneficial owners of our common stock for the year and the denominator of which will be the total dividends paid to the beneficial owners of shares of all classes of our stock for the year. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our U.S. stockholders as having received, solely for U.S. federal income tax purposes, our undistributed capital gains, and the U.S. stockholders will receive a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. U.S. stockholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. See “—Taxation of Five Oaks Investment Corp.—Annual distribution requirements.” Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to our sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are taxed as individuals, to the extent of previously claimed depreciation deductions.

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Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted tax basis of the U.S. stockholder’s shares of our stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, (computed as described below under “—Taxation of Taxable U.S. stockholders— Dispositions of Five Oaks Investment Corp. stock”), the U.S. stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Five Oaks Investment Corp.—Annual distribution requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or a REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “—Taxation of Five Oaks Investment Corp.—Taxable mortgage pools and excess inclusion income.” As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Five Oaks Investment Corp. stock. In general, a U.S. stockholder will recognize gain or loss upon the sale or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by distributions constituting returns of capital. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum current U.S. federal income tax rate of 20% if our stock is held for more than one year, and will be taxed at ordinary income rates (currently of up to 39.6%) if our stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum current rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock-that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Capital losses recognized by a U.S. stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Department regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to separate disclosure requirements pursuant to these regulations.

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Passive activity losses and investment interest limitations. Distributions that we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of taxable U.S. holders of Warrants

Sale of a Warrant. In general, a U.S. Warrantholder will recognize gain or loss upon the sale of the Warrant in an amount equal to the difference between the amount realized on the sale and the U.S. Warrantholder’s adjusted tax basis in the Warrant. The U.S. Warrantholder’s adjusted tax basis in the Warrant will equal the purchase price (reduced by any distributions constituting a return of capital pursuant to an adjustment under the Warrant as described below). Gain or loss attributable to the sale of a Warrant generally will be capital gain or loss. In general, capital gains recognized by individuals, trusts and estates upon the sale of a Warrant will be subject to a maximum current U.S. federal income tax rate of 20% if the Warrant is held for more than one year, and will be taxed at ordinary income rates (currently of up to 39.6%) if the Warrant is held for one year or less. Gains recognized by U.S. holders of Warrants that are corporations will be subject to a maximum current U.S. federal income tax rate of 35% regardless of how long the Warrant is held. The ability of U.S. holders of Warrants to deduct capital losses is subject to certain limitations.

Cash exercise of a Warrant. A U.S. Warrantholder generally will not recognize income, gain or loss when paying cash to exercise a Warrant, except with respect to the receipt of cash in lieu of fractional shares, as described below. A U.S. Warrantholder’s initial tax basis in common stock received upon the exercise of a Warrant will equal the sum of (i) the U.S. Warrantholder’s adjusted tax basis in the Warrant at the time of exercise (reduced by any tax basis allocable to a fractional share, as described below) and (ii) the exercise price of the Warrant. A U.S. Warrantholder’s holding period for such common stock generally will begin on the date after the Warrant is exercised.

Cash received in lieu of fractional shares. Cash received in lieu of a fractional share of common stock upon exercise of a Warrant will be treated as a payment in exchange for such fractional share deemed to be received by the holder on conversion, and generally should result in capital gain or loss measured by the difference between the cash received for such fractional share and the holder's adjusted tax basis allocable to the fractional share. The utilization of capital losses is subject to certain limitations.

Expiration of the Warrants. Upon the expiration of the Warrants, a U.S. Warrantholder will recognize a loss equal to the adjusted tax basis of the Warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the Warrant has been held for more than one year on the date of expiration. The ability of U.S. holders of Warrants to deduct capital losses is subject to limitations under the Internal Revenue Code.

Adjustments under the Warrants. Pursuant to the terms of the Warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under section 305 of the Internal Revenue Code, a change in conversion ratio or any transaction having a similar effect on the interest of a Warrantholder may be treated as a distribution with respect to any U.S. Warrantholder whose proportionate interest in our company is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the Warrants may be treated, without regard to whether the Warrantholder receives any cash or other property, (i) as a distribution to the U.S. Warrantholder that is taxable as a dividend to the extent of our current or accumulated earnings and profits, (ii) as a nontaxable return of capital to the extent the deemed distribution does not exceed the U.S. Warrantholder’s adjusted tax basis in its Warrants, and (iii) as capital gain, to the extent that the deemed distribution exceed the U.S. Warrantholder’s adjusted tax basis in its Warrants. The rules with respect to adjustments are complex and U.S. holders of Warrants should consult their own tax advisors in the event of an adjustment.

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Taxation of non-U.S. stockholders and holders of Warrants

Taxation of non-U.S. stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is a beneficial owner of our stock that is not a U.S. stockholder (as defined above) and is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes. See “—Taxation of taxable U.S. stockholders.”

Ordinary dividends. The portion of dividends received by non-U.S. stockholders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains from sales or exchanges of U.S. real property interest, as defined under Section 897(c) of the Internal Revenue Code, or USRPI, and (3) not effectively connected with a U.S. trade or business of the non- U.S. stockholder, will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that may result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. Such income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-dividend distributions. Unless (1) our stock constitutes a USRPI, or (2) either (a) the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (b) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (x) the non- U.S. stockholder’s proportionate share of our earnings and profits, plus (y) the non-U.S. stockholder’s tax basis in our stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital gain dividends. Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of non-U.S. stockholders—Ordinary dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

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A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of non-U.S. stockholders—Ordinary dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder is not treated for U.S. federal income taxes purposes as owning more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. Our common stock is traded on the NYSE. We believe that our common stock currently is treated as “regularly traded” on an established securities market, but no assurance can be given as to the current or future treatment of our stock as “regularly traded” on an established securities market.

Dispositions of Five Oaks Investment Corp. stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will be treated as a USRPI if, 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor (but including interests in so-called “United States real property holding corporations” and interests in mortgages secured by real property bearing interest determined by reference to net or gross profits or gains of the obligor or changes in the value of the property securing the obligation in question). We believe our stock is not currently a USRPI and it is not currently anticipated that our stock will constitute a USRPI in the future. However, we cannot assure you that our stock will not become a USRPI in the future.

Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, if less than 50% of value of its outstanding shares of stock is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we currently are a domestically controlled qualified investment entity, that immediately following the offering we should continue to be a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, because XL Investments, a Bermuda company, owns Warrants to purchase an additional 3,125,000 shares of our common stock and because our stock is widely held, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but any class of our stock is “regularly traded,” as defined by applicable U.S. Treasury Department regulations, on an established securities market, a non-U.S. stockholder’s sale of our stock of such class nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder owned, actually and constructively, 5% or less of our outstanding stock of such class at all times during the one-year period ending on the date of the sale. As noted above, we believe that our common stock currently is treated as “regularly traded” on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

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Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

Estate tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, our stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of non-U.S. holders of Warrants.

Sale or exercise of the Warrants. Subject to the discussions below regarding backup withholding and other tax considerations, a non-U.S. Warrantholder generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition or upon the exercise of the non-U.S. Warrantholder’s Warrants unless:

•	the gain is “effectively connected” with the non-U.S. Warrantholder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty as a condition for subjecting the non-U.S. Warrantholder to U.S. taxation on a net income basis, is attributable to a permanent establishment that the non-U.S. Warrantholder maintains in the United States);

•	the non-U.S. Warrantholder is a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met; or

•	our stock is considered a USRPI.

If you are a corporate non-U.S. Warrantholder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We believe that our stock is not currently, and has not been, a USRPI (as defined above), and we do not expect our stock to constitute a USRPI in the future.

Adjustments under the Warrants. As noted above (see “—Taxation of U.S. holders of Warrants—Adjustments under the Warrants”), certain adjustments (or a failure to make adjustments) to the conversion rate may result in a deemed distribution to certain holders of Warrants that is treated, first, as a dividend to the extent of our earnings and profits, then as a return of capital to the extent of the Warrantholder’s adjusted tax basis in the Warrants, and then as capital gain.

Any deemed dividends will be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the Warrants. However, deemed dividends that are effectively connected with the conduct of a U.S. trade or business (and, where an applicable tax treaty requires, are attributable to a U.S. permanent establishment) are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

Any deemed non-dividend distributions will be subject to the rules described above in “—Taxation of non-U.S. stockholders—Non-dividend distributions.”

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Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning Five Oaks Investment Corp. stock.

Taxation of tax-exempt U.S. stockholders and U.S. holders of Warrants

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income as defined under Section 512(a) of the Internal Revenue Code, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder or U.S. Warrantholder has not held our stock or Warrants as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder or U.S. Warrantholder), (2) our stock or Warrants are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to excess inclusion income, distributions that we make, and income from the sale of our stock or Warrants, and from the exercise and expiration of our Warrants, generally should not give rise to UBTI to a tax-exempt U.S. stockholder or U.S. Warrantholder.

As previously noted, we may engage in transactions that may result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt U.S. stockholder or U.S. Warrantholder be treated as UBTI.

Tax-exempt U.S. stockholders or U.S. holders of Warrants that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders or holders of Warrants to characterize distributions that we make (or are deemed to make) as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension- held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders and U.S. Warrantholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning Five Oaks Investment Corp. stock.

Backup withholding and information reporting

The applicable withholding agents will report to our U.S. stockholders and U.S. holders of Warrants and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder and U.S. Warrantholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, the applicable withholding agent may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its U.S. status.

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The applicable withholding agent must report annually to the IRS and to each non-U.S. stockholder and non-U.S. Warrantholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder or non-U.S. Warrantholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder and non-U.S. Warrantholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock or Warrants within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. person for U.S. federal income tax purposes (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person for U.S. federal income tax purposes) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock or Warrants conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is not a U.S. person for U.S. federal income tax purposes and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Other Tax Considerations

Legislative or other actions affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

Medicare 3.8% tax on investment income

Under recently enacted legislation, certain U.S. stockholders or U.S. holders of Warrants who are individuals, estates or trusts and whose income exceeds certain thresholds generally will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, generally including capital gains from the sale or other disposition of our stock or Warrants.

Foreign Account Tax Compliance Act

Withholding generally is required, at a rate of 30%, on dividends paid after June 30, 2014 in respect of our stock and warrants, and on gross proceeds from the sale, after December 31, 2016, of our stock and Warrants, held by or through certain non-U.S. financial institutions (including investment funds), unless such institution either (i) enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) operates in a jurisdiction that has entered into an agreement with the U.S. Treasury Department requiring similar reporting to such jurisdiction or to the U.S. Treasury Department and complies with such agreement. Accordingly, the entity through which our stock or Warrants is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale (beginning after December 31, 2016) of, our stock or Warrants held by an investor that is a non-financial non-U.S. entity are (or will) generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the U.S. Treasury Department. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Prospective stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation imposing such withholding on their investment in our stock and Warrants.

State, local and non-U.S. taxes

We and our subsidiaries and stockholders and holders of Warrants may be subject to state, local or non-U.S. taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or non-U.S. tax treatment and that of our stockholders and holders of Warrants may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes that we incur do not pass through to stockholders or holders of Warrants as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our stock or Warrants.

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PLAN OF DISTRIBUTION

Pursuant to the Registration Rights Agreement, we are registering (1) the potential resale by the Selling Stockholders of an aggregate of 6,485,417 shares of our common stock, of which 3,360,417 shares were issued to the Selling Stockholders and 3,125,000 shares are issuable upon the exercise of the Warrants currently held by XL Investments and (2) the potential resale by the Selling Stockholders of the Warrants (or by persons who acquire Warrants from the Selling Stockholders).

Registration of such shares of common stock and Warrants does not necessarily mean that the Selling Stockholders will offer or sell any of the shares of common stock or Warrants. We will not receive any proceeds from the offering or sale of shares of common stock or of the Warrants pursuant to this prospectus or from the issuance of shares of common stock upon the exercise of any Warrant. Upon exercise of any of the Warrants, the Warrantholder will pay us the exercise price set forth in the Warrants. The exercise price of the Warrants is $15.75 per share, subject to certain adjustments described under “Description of our Capital Stock and Warrants— Warrants— Adjustments.”

From time to time, the Selling Stockholders may transfer, pledge, donate, grant a security interest in or assign their shares of our common stock or Warrants to lenders or others and each of such persons (other than those who may acquire such interests through a public sale) will be deemed to be “Selling Stockholders” for purposes of this prospectus. Any donee, pledgee, transferee, secured parties, or other successors that intends to offer or sell shares of common stock or Warrants through this prospectus will be named in a prospectus supplement, if required.

The Selling Stockholders may from time to time, in one or more transactions, sell all or a portion of the shares of common stock registered hereby on the NYSE, in the over-the-counter market, on any other national securities exchange on which the securities are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares of common stock registered hereby from time to time will be determined by the Selling Stockholders and, at the time of determination, may be higher or lower than the market price of the common stock on the NYSE.

There has been and is currently no market for the Warrants. If the Warrants are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the Warrants, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the Warrants. We have no current plans for listing of the Warrants on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with an underwritten offering, if any, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or from purchasers of securities registered hereby for whom they may act as agents, and underwriters may sell securities registered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities registered hereby may be entitled to indemnification by us against specific liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The shares of common stock or Warrants registered hereby may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares of common stock or Warrants registered hereby may be sold include:

(1)	by the Selling Stockholders in privately negotiated transactions;

(2)	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(3)	through underwriters, broker-dealers or agents who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders or such successors in interest and/or from the purchasers of the common stock or Warrants for whom they may act as agent;

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(4)	by the writing of options on the common stock or Warrants;

(5)	by the pledge of the offered securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the common stock or Warrants or interests therein;

(6)	through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

(7)	through a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(8)	through a cross trade, in which the same broker or dealer acts as an agent on both sides of the transaction;

(9)	on any national securities exchange or quotation service on which the common stock or Warrants may be listed or quoted at the time of the sale;

(10)	in the over-the-counter market;

(11)	through an in-kind distribution of the securities by the Selling Stockholders to their partners, members or shareholders; or

(12)	in a combination of any of the methods listed above or any other method permitted pursuant to applicable law.

The Selling Stockholders and any underwriters, dealers or agents participating in the distribution of the securities registered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered securities by the Selling Stockholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

When the Selling Stockholders elect to make a particular offer of securities registered hereby, a prospectus supplement, if required, may be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any other required information.

If required to comply with state securities laws, the securities registered hereby may be sold only through registered or licensed brokers or dealers. In addition, in specific states, the securities registered hereby may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

Pursuant to the terms of the Registration Rights Agreement, we will pay all costs and expenses incurred in connection with the registration under the Securities Act of the shares of our common stock and the Warrants being registered hereby, including, without limitation, all registration, filing and qualification fees, SEC and state “Blue Sky” filings, printers’ and accounting fees (including the cost of “cold comfort” letters, if required), fees and disbursements of counsel for the Company and fees and disbursements of one counsel for all the holders. The Selling Stockholders will pay underwriting discounts and commissions, if any, attributable to the sale by the Selling Stockholders of the shares of common stock and Warrants registered hereby.

We will indemnify the Selling Stockholders and their respective officers, directors, employees and affiliates against liabilities, including certain liabilities under the Securities Act in accordance with the Registration Rights Agreement or such persons will be entitled to contribution. We will be indemnified, severally, by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by a Selling Stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement or we may be entitled to contribution.

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CERTAIN LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Kaye Scholer LLP, New York, New York. Certain matters of Maryland law relating to this offering will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

        Our Internet address is www.fiveoaksinvestment.com. We make available free of charge, on or through the "Investor Relations—SEC Filings" section of our website, quarterly reports on 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. We have filed the documents listed below with the SEC (File No. 001-35845) under the Exchange Act and these documents, along with our future filings (other than information furnished under Item 2.02 or 7.01 in Current Reports on Form 8-K), are incorporated herein by reference until the offerings are completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 12, 2014, and the portions of the Company's proxy statement on Schedule 14A for the Company's annual meeting of stockholders, filed with the SEC on April 17, 2014, that are incorporated therein;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, filed May 9, 2014, August 14, 2014 and November 14, 2014, respectively;

•	our Current Reports on Form 8-K filed on February 26, 2014, May 14, 2014, May 27, 2014, May 30, 2014, June 20, 2014, August 7, 2014, October 15, 2014 and January 12, 2015; and

•	the description of our common stock included in our registration statement on Form 8-A, filed March 19, 2013.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, New York 10022, Attention: Corporate Secretary; telephone number (212) 257-5070. You may also obtain copies of this information by visiting our website at www.fiveoaksinvestment.com. Information on our website is not part of this prospectus.

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Common Stock
Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by us. All amounts set forth below are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$11,201
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total	$11,201

* Estimated expenses are not currently knowable.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or the MGCL, requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 3, 2013 (the “2013 1st Quarter 10-Q”)).
3.2	Articles Supplementary, designating the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on December 23, 2013).
3.3	Articles of Amendment, increasing aggregate number of authorized shares of 8.75% Series A Cumulative Redeemable Preferred Stock (incorporate by reference to Exhibit 3.2 filed with Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 27, 2014).
3.4	Second Amended and Restated Bylaws of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.2 filed with the 2013 1st Quarter 10-Q).
4.1	Specimen Common Stock Certificate of Five Oaks Investment Corp. (incorporated by reference to Exhibit 4.1 filed with Pre-Effective Amendment No. 1 to Five Oaks Investment Corp.’s Registration Statement on Form S-11 (File No. 333-185570), which was filed with the Securities and Exchange Commission on January 22, 2013 (“Pre-Effective Amendment No. 1”)).
4.2**	Form of Warrant as amended and restated on August 18, 2014.
5.1**	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).
8.1**	Opinion of Kaye Scholer LLP regarding tax matters (including consent of such firm).
23.1	Consent of Grant Thornton LLP.
23.2**	Consent of Foley & Lardner LLP (included in Ex. 5.1).
23.3**	Consent of Kaye Scholer LLP (included in Ex. 8.1).
24.1**	Powers of Attorney

*	To be filed by amendment.

**	Previously filed.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 5, 2015.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Oston
David Oston Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

*
David C. Carroll	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	February 5, 2015

/s/ David Oston
David Oston	Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	February 5, 2015

*	Director	February 5, 2015
Neil A. Cummins

*	Director	February 5, 2015
William Houlihan

*	Director	February 5, 2015
Thomas M. Pearce, Jr.

*By:	/s/ David Oston
David Oston
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 3, 2013 (the “2013 1st Quarter 10-Q”)).
3.2	Articles Supplementary, designating the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on December 23, 2013).
3.3	Articles of Amendment, increasing aggregate number of authorized shares of 8.75% Series A Cumulative Redeemable Preferred Stock (incorporate by reference to Exhibit 3.2 filed with Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 27, 2014).
3.4	Second Amended and Restated Bylaws of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.2 filed with the 2013 1st Quarter 10-Q).
4.1	Specimen Common Stock Certificate of Five Oaks Investment Corp. (incorporated by reference to Exhibit 4.1 filed with Pre-Effective Amendment No. 1 to Five Oaks Investment Corp.’s Registration Statement on Form S-11 (File No. 333-185570), which was filed with the Securities and Exchange Commission on January 22, 2013 (“Pre-Effective Amendment No. 1”)).
4.2**	Form of Warrant as amended and restated on August 18, 2014.
5.1**	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).
8.1**	Opinion of Kaye Scholer LLP regarding tax matters (including consent of such firm).
23.1	Consent of Grant Thornton LLP.
23.2**	Consent of Foley & Lardner LLP (included in Ex. 5.1).
23.3**	Consent of Kaye Scholer LLP (included in Ex. 8.1).
24.1**	Powers of Attorney

*	To be filed by amendment.

**	Previously filed.

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